      As filed with the Securities and Exchange Commission on May 25, 2000
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                         MARTIN MARIETTA MATERIALS, INC.
             (Exact name of registrant as specified in its charter)

       NORTH CAROLINA                                    56-1848578
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

                                2710 WYCLIFF ROAD
                          RALEIGH, NORTH CAROLINA 27607
                    (Address of principal executive offices)

                          ----------------------------

                         MARTIN MARIETTA MATERIALS, INC.
                         SOUTHWEST DIVISION 401(K) PLAN
                            (Full title of the plan)

                          -----------------------------

                                BRUCE A. DEERSON
                       VICE PRESIDENT AND GENERAL COUNSEL
                         MARTIN MARIETTA MATERIALS, INC.
                                2710 WYCLIFF ROAD
                          RALEIGH, NORTH CAROLINA 27607
                                 (919) 781-4550
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
                                                       PROPOSED           PROPOSED
                                                        MAXIMUM           MAXIMUM
                                                       OFFERING          AGGREGATE       AMOUNT OF
TITLE OF SECURITIES TO BE            AMOUNT TO BE      PRICE PER       OFFERING PRICE   REGISTRATION
REGISTERED                          REGISTERED (1)     SHARE (2)            (2)             FEE
-------------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE        35,000 SHARES      $51.1875         $1,791,563       $528.00
-------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of shares to be issued under the Martin Marietta Materials, Inc. Southwest Division 401(k) Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement on Form S-8 also covers an indeterminate amount of interests to be offered or sold pursuant to the plan.

(2) Estimated (solely for the purpose of calculating the registration fee) in accordance with Rule 457(h).


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference and made a part hereof:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

         (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above;

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement No. 33-72648 on Form S-1 filed on February 17, 1994 with the Commission pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such descriptions; and

         (d) All other reports subsequently filed pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act.

Item 4.           Description of Securities.

         Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.           Indemnification of Directors and Officers

         Sections 55-8-50 through 55-8-58 of the NCBCA permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is or is threatened to be made, a party to any threatened, pending or

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completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the bequest of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee
(i) conducted himself in good faith, (ii) reasonably believed (1) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (2) that in all other cases his conduct at least was not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, had not reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

Item 7.           Exemption from Registration Claimed.

         Not Applicable.

Item 8.           Exhibits.

         4.1 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.01 to the Martin Marietta Materials, Inc. Annual Report on Form 10-K for the fiscal year ended December 31,
                  1994).

         4.2 Rights Agreement, dated as of October 21, 1996, between Martin Marietta Materials, Inc., a North Carolina corporation, and First Union National Bank of North Carolina, a North Carolina corporation (incorporated by reference to Exhibit 1 to the Martin Marietta Materials, Inc. Registration Statement on Form 8-A, filed October 21, 1996.)

         5.       Opinion of Counsel

         24(a).   Consent of Ernst & Young

         24(b).   Consent of Counsel (contained in Exhibit 5)

         25.      Powers of Attorney (reference is made to signature page).


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

Item 9.           Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) The Registrant shall remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

                  (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's



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annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act
of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Raleigh, North Carolina.

                                         MARTIN MARIETTA MATERIALS, INC.

                                         By: /s/ Roselyn R. Bar
                                             -----------------------------------
                                             Corporate Secretary
                                                and Associate General Counsel


         Pursuant to the requirements of the Securities Act of 1933, the Benefit Plan Committee, the administrative committee of the Martin Marietta Materials, Inc. Southwest Division 401(k) plan, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Raleigh, North Carolina.


                                 MARTIN MARIETTA MATERIALS,  INC.
                                 SOUTHWEST DIVISION 401(k) PLAN

                                 By: MARTIN MARIETTA MATERIALS, INC., as
                                     plan administrator


                                 By: The BENEFIT PLAN COMMITTEE,
                                     acting on behalf of the plan administrator


                                 By: /s/ Jonathan T. Stewart
                                     --------------------------------------
                                     A member of the Benefit Plan Committee




DATED:  MAY 25, 2000


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

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints Bruce A. Deerson and Roselyn R. Bar, jointly and severally, as his true and lawful attorney-in-fact, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, jointly and severally, full power and authority to do and perform each in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, jointly and severally, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                     Title                        Date
             ---------                     -----                        ----

/s/ Stephen P. Zelnak, Jr.          Chairman of the Board,          May 23, 2000
---------------------------         President and Chief
Stephen P. Zelnak, Jr.              Executive Officer

/s/ Janice K. Henry                 Senior Vice President and       May 23, 2000
---------------------------         Chief Financial Officer
Janice K. Henry

/s/ Anne H. Lloyd                   Vice President, Controller      May 23, 2000
---------------------------         and Chief Accounting Officer
Anne H. Lloyd

/s/ Richard G. Adamson              Director                        May 23, 2000
---------------------------
Richard G. Adamson

/s/ Marcus C. Bennett               Director                        May 23, 2000
---------------------------
Marcus C. Bennett

/s/ Bobby F. Leonard                Director                        May 23, 2000
---------------------------
Bobby F. Leonard

/s/ Frank H. Menaker, Jr.           Director                        May 23, 2000
---------------------------
Frank H. Menaker, Jr.



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/s/ William E. McDonald             Director                        May 23, 2000
---------------------------
William E. McDonald


/s/ William B. Sansom               Director                        May 23, 2000
---------------------------
William B. Sansom

/s/ Richard A. Vinroot              Director                        May 23, 2000
---------------------------
Richard A. Vinroot


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                                INDEX TO EXHIBITS


      ITEM NO.                     DESCRIPTION OF ITEM                      PAGE
      --------                     -------------------                      ----

         4.1 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.01 to the Martin Marietta Materials, Inc. Annual Report on Form 10-K for the fiscal year ended December 31,
                  1994).

         4.2 Rights Agreement, dated as of October 21, 1996, between Martin Marietta Materials, Inc., a North Carolina corporation, and First Union National Bank of North Carolina, a North Carolina corporation (incorporated by reference to Exhibit 1 to the Martin Marietta Materials, Inc. Registration Statement on Form 8-A, filed October 21, 1996.)

         5        Opinion of Counsel

         24(a)    Consent of Ernst & Young

         24(b)    Consent of Counsel (See Exhibit 5)

         25       Powers of Attorney (included on signature page)


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